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                                                                    Exhibit 99.1



                                 OFFICEMAX, INC.

                 STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for "forward-looking statements" (as defined in the Act). The Form 10-K to which this exhibit is attached, the Company's Annual Report to Shareholders, any Form 10-Q or any Form 8-K of the Company, or any other written or oral statements made by or on behalf of the Company may include or incorporate by reference forward-looking statements which reflect the Company's current view (as of the date such forward-looking statement is made) with respect to future events, prospects, projections or financial performance. The words "believe," "expect," "anticipate," "project," "plan," "intend," and similar expressions, among others, identify "forward-looking statements." The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from those made, implied or projected in such statements. These uncertainties and other factors include, but are not limited to the following:

     - The Company faces intense competition from a variety of retailers, dealers and distributors, including, other high-volume office product chains that are similar in concept to the Company in terms of store format, pricing strategy, product selection and services; in addition, wholesale clubs, computer and electronic superstore retailers and mass merchandisers like Wal-Mart, as well as grocery and drug store chains, have increased their assortment of home office merchandise, attracting additional back-to-school customers and year-round casual shoppers; such competition, from competitors with significant financial and distribution capabilities, may reduce the Company's market share and profit margins and may otherwise adversely affect the Company's results of operations, financial condition and prospects;

     - The Company may be subject to increasing competition from Internet merchandisers which have minimal barriers to entry; these competitors include traditional retailers that sell through the Internet, Internet sites that target the small business market with a full line of business products or service offerings and Internet sites that sell or resell office products and business services;

     - The Company also anticipates increasing competition from its office supply superstore competitors in the print-for-pay business, which has historically been a key differentiator for the Company; such increased competition could adversely affect the Company's results of operation and profit margins;

     - The Company faces uncertainties relating to general economic conditions, weak consumer confidence and the war in Iraq, including the impact of such conditions and/or the war on consumer and business spending;




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     -    The Company relies heavily on its information systems for both its retail stores and OfficeMax.com; there could be malfunctions or failures of the Company's information systems that could disrupt business operations; and there could be difficulties associated with implementation and upgrades of the Company's information systems, including implementation of its new point of sale system for its store locations and its SAP Customer Relationship module;

     - As the Company expands the number of its stores in existing markets, sales at existing stores may be impacted; moreover, new stores typically take time to reach the levels of sales and profitability of the Company's existing stores, and there can be no assurance that new stores will be as profitable as existing stores;

     - There can be no assurance that the Company will be able to maintain its relationships with its product and service providers or other affiliates or that the Company's strategic alliances or partnerships, such as those with Airborne Express and EarthLink, will achieve anticipated results;

     - If the Company's partner in Mexico exercises its right to require the Company to purchase the partner's interest in the Company's subsidiary in Mexico, the Company's liquidity may be adversely affected;

     - When the Company's lease agreements for two of its PowerMax distribution facilities expire in 2004, the Company will be required to purchase the facilities or refinance the leases or otherwise satisfy certain fair value guarantees and no assurance can be given that at the time such leases expire the Company will have sufficient liquidity or capital resources to purchase such facilities or refinance the leases or otherwise satisfy certain fair value guarantees;

     - There can be no assurance that (i) the Company will not require additional sources of financing as a result of unanticipated cash needs, acquisitions or other opportunities or disappointing operating results or (ii) any additional funds required by the Company will be available to the Company on satisfactory terms;

     - There is potential for rapid and significant changes in technology which could affect the Company's operations;

     - The Company's ability to increase its operating efficiency and profitability is dependent on the Company maximizing the benefits of its PowerMax distribution system and SAP Enterprise Resource Planning computer system, including the SAP Customer Relationship module, which is expected to be implemented in fiscal 2003, as well as its new point of sale system for its store locations; there can be no assurance that the Company will be able to maximize such benefits and if such benefits are maximized, whether such benefits will result in increased operating efficiency and profitability;

     - There can be no assurance that the Company's store redesign and remodel programs will lead to increased sales; in addition, the Company's results of operations may be





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          negatively impacted by the costs incurred to implement its redesign and remodel programs;

     - The Company has substantially reduced its inventory over the past three fiscal years and intends to continue to aggressively manage such inventory, but no assurance can be given that such reduction and management of inventory will result in increased profitability;

     - Fluctuations in the Company's quarterly operating results have occurred in the past and may occur in the future based on a variety of factors such as new store openings with their related pre-opening expenses, the extent to which new stores are less profitable as they commence operations, the effect new stores have on the sales of existing stores in more mature markets, the pricing activity of competitors in the Company's markets, changes in the Company's product mix, increases and decreases in advertising and promotional expenses, the effects of seasonality and acquisition of contract stationers and stores of competitors;

     - In light of its current real estate strategy, the Company anticipates that much of its revenue growth during fiscal 2003 and 2004 will be the result of increased same-store sales; no assurances can be given that the Company will be able to achieve or maintain such increased same-store sales;

     - The Company continues to explore expansion internationally and there are risks associated with international operations, including lack of local business experience, foreign currency fluctuations, language and other cultural barriers, political and economic instability and, since the Company's existing foreign operations are joint ventures not wholly-owned by the Company, a lack of operating control;

     - The Company has increased the number and types of products that it sells under the OfficeMax(R) private label brand and the Company expects this trend to continue in the future; these products have attractive margins and enhance the Company's brand image; however, the Company sources many of these products from foreign countries, which exposes the Company to risks associated with such countries that could adversely affect the availability or cost of such products, or both.

     - In the past, the Company has taken certain significant charges against earnings for store closings and associated inventory markdowns as well as vendor and merchandise rationalization; there can be no assurance that additional charges of this nature will not be required in the future and if required, no assurance can be given as to the size and nature of any such charges; if such charges are required, they could have a materially adverse impact on the Company's financial position or results of operations.

     - The Company is largely dependent on the services of Michael Feuer, the Company's Chairman and Chief Executive Officer, and its senior management; the loss of Mr. Feuer or any of the Company's other senior management could have a material adverse impact on the Company;





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     -    Strikes or other labor disruptions or weather conditions that could adversely affect the Company's operations;

     - A significant portion of the Company's operating expenses, such as rent expense, advertising expense and employee salaries, do not vary directly with the amount of its sales and are difficult to adjust in the short term; in response to the difficult retail environment over the past three fiscal years, the Company took significant actions to reduce operating expenses during those fiscal years; if economic conditions do not improve in fiscal 2003, the Company may have difficulty reducing expenses further without adversely affecting the Company's business.

     - The Company's ability to maintain the success of its "Max Means More" marketing campaign, which has helped differentiate the Company from its competitors in the office supply superstore industry;

     - The impact of the new laws and regulations relating to public companies, including the Sarbanes-Oxley Act of 2002 and proposed changes in the listing requirements of the New York Stock Exchange, which significantly change the manner in which the Company is required to prepare and present its financial results and related disclosure; also the impact of new accounting standards promulgated by the Financial Accounting Standards Board, including those relating to the treatment of variable interest entities and cash consideration paid by vendors, which could have a material impact on the Company's reported results.














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